Eastern Virginia Bankshares Announces New Chief Financial Officer

TAPPAHANNOCK, Va., Sept. 21, 2011 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company") and its wholly-owned subsidiary EVB (the "Bank"), announced today that after receiving approval from federal and state banking authorities J. Adam Sothen has been appointed Chief Financial Officer and principal accounting officer of the Company and Executive Vice President and Chief Financial Officer of the Bank effective September 15, 2011. Mr. Sothen will succeed Douglas C. Haskett, II who resigned effective August 31, 2011 to accept a senior level position with an organization located significantly closer to his residence.

Mr. Sothen has served as Vice President and Corporate Controller since joining the Bank in June 2010, and will continue to serve as Corporate Controller. From October 2004 to June 2010, Mr. Sothen served as Vice President and Controller for Bank of the Commonwealth in Norfolk, Virginia. Mr. Sothen holds a Bachelor of Science degree in Accounting from Shepherd College in Shepherdstown, West Virginia.

Joe Shearin, President and Chief Executive Officer of the Company and Bank, stated, "We are pleased to have Mr. Sothen accept this role in our organization. He has a very extensive accounting and banking background and has worked very closely with our recently departed chief financial officer over the last 15 months. We are fortunate to have someone of his ability internally to step into this role and believe he will play a major role in our organization as we go forward."

Forward-Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding the impact of the Written Agreement on our financial condition, operations and capital strategies; (v) statements of management's expectations regarding future trends in interest rates, real estate values, and economic conditions generally and in the Company's markets; and (vi) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  our ability to assess, manage and improve our asset quality;
  the strength of the economy in our target market area, as well as general economic, market, or business factors;
  changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;
  the impact of government intervention in the banking business;
  an insufficient allowance for loan losses;
  our ability to meet the capital expectations of our regulatory agencies;
  changes in laws, regulations and the policies of federal or state regulators and agencies;
  changes in the interest rates affecting our deposits and our loans;
  the loss of any of our key employees;
  changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;
  our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  our ability to maintain internal control over financial reporting;
  our ability to raise capital as needed by our business;
  our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;
  our ability to comply with the Written Agreement, which requires us to designate a significant amount of resources to complying with the agreement and may have a material adverse effect on our operations and the value of our securities; and
  other circumstances, many of which are beyond our control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact: Joe Shearin
President & Chief Executive Officer
Voice: (804) 443-8400
Fax: (804) 445-1047